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                                                                   EXHIBIT 10.9A

August 19, 1997

Mr. Rob Walston
Chairman
Four Media Corporation
2813 W. Alameda Avenue
Burbank, CA 91505-4455

Re:  Addendum to Amendment Between TVN and 4MC

Dear Mr. Walston:

This Addendum is effective as of August 19, 1997 and sets forth the terms and conditions agreed upon as amendments to the below designated paragraphs of the TVN-4MC Amendment to Uplink Playback Service deal Memorandum dated March 18, 1996 ("the Amendment"). All capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the Amendment.

PARAGRAPHS 4, 5, 6, 7, 8, 9,, AND 10:   For all services provided by 4MC to TVN
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prior to the effective date hereof, for which TVN has made only partial payments to 4MC, and for all sums and arrearages owed by TVN to 4MC, including those which have been heretofore deferred pursuant to the Amendment, TVN and 4MC acknowledge and agree that the sum of $6,736,337.00, is the full and total amount owed by TVN to 4MC as of the effective date hereof, which TVN will repay to 4MC as follows:

     a) the sum of $1,300,000 paid to 4MC upon the closing of TVN's pending funding with an affiliate of a major Wall Street investment banking firm, which is scheduled to close before the end of August, 1997;

     b) the sum of $1,000,000 paid to 4MC on or before thirty (30) days from the date the payment is made pursuant to the preceding paragraph;

     c) the balance, $4,658,154 (which includes principal of $4,436,337 plus interest through February 28, 1998 totaling $221,817), on said balance at 10% per annum, shall be paid in sixty (60) equal monthly installments of $98,972.01 each, with the first such payment due on March 31, 1998, and successive payments due on the last business day of each month thereafter until paid in full. This obligation shall be evidenced by a promissory note executed by TVN in favor of 4MC in form substantially identical to Exhibit A attached hereto.

     d) To the extent that any of the above described balance remains unpaid after applying the payments received per sub-paragraphs a), b) and c) above, it shall be (i) paid in full upon the closing of any initial public offering ("IPO") of TVN common stock in excess of $50,000,000, or (ii) converted to TVN common stock, at a price equal to the IPO price, concurrently with and as part of such IPO. Such election shall be made by 4MC in writing and delivered to TVN at a time in advance of the IPO to be determined by the lead underwriter for such IPO. If 4MC fails to make or deliver such written election to TVN, then TVN shall continue to make payments to 4MC pursuant to sub-paragraph c) above and the election by 4MC provided for herein shall automatically terminate and no longer be of any legal effect; and

     e) In the event that the funding described above in sub-paragraph (a) fails to close by August 31, 1997, a) the parties may extend in writing the payment schedule for a mutually agreed number of days, or
          b) this Addendum shall be void and of no legal effect.

PARAGRAPH 14:   The parties have been engaged in good faith negotiations to
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arrive at mutually acceptable terms and conditions for a comprehensive
Uplink/Playback Services Agreement, as originally contemplated by
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paragraph 14 of the Amendment. 4MC is preparing a Proposal ("the Proposal") for
TVN's review and written approval, containing 4MC's plan and specifications for a state-of-the-art analog/digital playback/uplink system, with such equipment, personnel, space and features as 4MC believes will best meet TVN's needs for its current and future digital programming, transmission and transactional services business for the cable industry, and its existing and future analog/digital satellite transmitted direct-to-home programming distribution business. The Proposal will include 4MC's acquisition of automated digital playback equipment, including but not limited to digital servers, routers, related playback and editing equipment, computers, software, master control and quality control facilities, editing and production facilities, as well ass the construction of facilities, implementation of security functions, space to house such equipment and facilities, and the personnel needed to install, integrate, operate, and maintain such equipment and facilities. TVN will have the right to participate in the operational responsibility for the digital playback and will have complete operational responsibility for production functions. As part of the Proposal, 4MC will provide for TVN's review and written approval a complete system plan responsive to TVN's stated needs, including diagrams, schematics, lists of equipment and software, facilities, construction and installation schedules, maintenance, security procedures and personnel, and a combined monthly charge and terms for providing such equipment, software, facilities, personnel, space and services for TVN.

All other provisions of the Amendment not expressly amended by the Addendum shall remain in full force and effect.

Very truly yours,



By:  /s/ Stuart Z. Levin
     --------------------------
Title:   President and CEO



Agreed to this 19/th/ day of August, 1997


FOUR MEDIA COMPANY


By:  /s/ Robert T. Walston
     --------------------------

Title:   Chairman & CEO
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